SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2012

Bioflamex Corporation

(Exact name of registrant as specified in its charter)

NV	000-53712	Pending
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Christiansvej 28 , Charlottenlund, Denmark	2920
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 646-233-1310

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 22, 2012, the board of directors appointed Mr. Billy Ray to act as our Chief Financial Officer.

Mr. Billy Ray, our CFO, received his Bachelor of Arts degree in accounting from the University of North Carolina, Greensboro. From 2003 to 2008, Mr. Ray served as President, Chief Executive Officer and a member of the Board of Directors for Charys Holding Co. In 2008 until late 2011 he worked as an independent consultant for private and public companies in the Construction, Gas and Oil, Social Media, Restaurants and Hotel/Hospitality industries. From late 2011 until the present, Mr. Ray has served as Chief Executive Officer of Urban Ag. Corp. We believe his longevity, success and knowledge in the financial industry will greatly benefit us as he serves as our Chief Financial Officer.

There are no family relationships between Mr. Ray and any of our directors or executive officers.

Mr. Ray has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, we do not have any employment agreement with Mr. Ray.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioflamex Corporation

/s/ Kristian Schiorring

Kristian Schiorring
President, CEO and Director

Date: October 29, 2012

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